Exhibit 99.1

Hilltop Holdings Inc. Q4 2014 Earnings Presentation Investor Presentation | February 27, 2015

Preface 2 200 Crescent Court, Suite 1330 Dallas, TX 75201 Phone: (214) 855-2177 Fax: (817) 887-1687 www.hilltop-holdings.com Please contact: Isabell Novakov Phone: (214) 252-4029 Email: inovakov@plainscapital.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning acquisitions, including our recent acquisition of SWS Group, Inc. (“SWS”) and integration thereof, mortgage loan origination volume, market trends, organic growth, commitment utilization, exposure management in our insurance operations, loan performance, the Company’s other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “probable,” “projects,” “seeks,” “should,” “view,” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) risks associated with merger and acquisition integration, including the diversion of management time on acquisition-related issues and our ability to promptly and effectively integrate our businesses with those of FNB and SWS and achieve the synergies and value creation contemplated by the acquisitions; (ii) the Company’s ability to estimate loan losses; (iii) changes in the default rate of the Company’s loans; (iv) risks associated with concentration in real estate related loans; (v) the Company’s ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the FDIC; (vi) changes in general economic, market and business conditions in areas or markets where the Company competes; (vii) severe catastrophic events in the Company’s geographic area; (viii) changes in the interest rate environment; (ix) cost and availability of capital; (x) changes in state and federal laws, regulations or policies affecting one or more of Hilltop’s business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xi) the Company’s ability to use net operating loss carry forwards to reduce future tax payments; (xii) approval of new, or changes in, accounting policies and practices; (xiii) changes in key management; (xiv) competition in the Company’s banking, broker-dealer, mortgage origination, and insurance segments from other banks and financial institutions, as well as insurance companies, mortgage bankers, investment banking and financial advisory firms, asset-based non-bank lenders and government agencies; (xv) failure of the Company’s insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvi) the Company’s ability to use excess cash in an effective manner, including the execution of successful acquisitions. For further discussion of such factors, see the risk factors described in the Hilltop Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Corporate Headquarters Additional Information

3 Hilltop Holdings – Q4 2014 Highlights For the fourth quarter of 2014, net income to common stockholders was $31.7 million, or $0.35 per diluted share For the fourth quarter of 2013, net income to common stockholders was $29.5 million, or $0.34 per diluted share Full year 2014 net income to common stockholders was $105.9 million, or $1.17 per diluted share ROAA was 1.42% in Q4 2014, relative to 1.31% in Q4 2013 and 1.26% for FY 2014 ROAE was 8.55% in Q4 2014, relative to 9.31% in Q4 2013 and 8.01% for FY 2014 Hilltop’s four operating segments reported $52.9 million in consolidated pre-tax income during Q4 2014 PlainsCapital Bank contributed $41.1 million of pre-tax income PrimeLending had a pre-tax loss of $4.9 million First Southwest contributed $5.1 million of pre-tax income National Lloyds Corporation contributed $11.6 million of pre-tax income Total stockholders’ equity increased to $1.46 billion at Q4 2014, up $37.5 million from Q3 2014 and $149.3 million from 2013 Hilltop remains well-capitalized with a 14.17% Tier 1 Leverage Ratio1 and a 19.69% Total Risk Based Capital Ratio Hilltop had approximately $146 million of freely usable cash at year end, though approximately $78 million was used on January 1st, 2015 for SWS transaction consideration Hilltop will continue to have excess capital following the SWS transaction Hilltop and PlainsCapital Bank were recently issued BBB ratings (investment grade) by Fitch On January 1st, 2015, Hilltop closed its acquisition of SWS Group Newly created Hilltop Securities Holdings serves as the parent of Southwest Securities, SWS Financial Services, and First Southwest Focus during 2015 will be to integrate SWS and evaluate bank M&A opportunities Note: (1) Based on the end of period Tier 1 capital divided by total average assets during the fourth quarter of 2014, excluding goodwill and intangible assets

4 Hilltop Holdings – 2014 Financial Summary Selected Items Q1 2014 Q2 2014 Q3 2014 Q4 2014 FY 2014 Income to Common ($000) 23,760 27,085 23,386 31,716 105,947 EPS - Diluted ($) $0.26 $0.30 $0.26 $0.35 $1.17 Book Value Per Share ($) $13.76 $14.22 $14.51 $14.93 $14.93 NIM (taxable equivalent) 4.62% 5.18% 4.38% 4.72% 4.74% Assets ($000) 9,033,432 9,396,448 9,180,402 9,242,416 9,242,416 Loans, Gross ($000) 4,559,394 4,559,850 4,520,118 4,563,116 4,563,116 Deposits ($000) 6,663,176 6,155,310 6,236,282 6,369,892 6,369,892 Hilltop Stockholders’ Equity ($000) 1,354,497 1,396,442 1,422,975 1,460,452 1,460,452 NPLs/Total Loans 1 0.51% 0.43% 0.48% 0.42% 0.42% NPAs/Total Assets1 0.32% 0.30% 0.29% 0.25% 0.25% Tier 1 Leverage Ratio2 13.12% 13.51% 13.63% 14.17% 14.17% Total Risk Based Capital Ratio 19.32% 18.79% 19.28% 19.69% 19.69% Notes: (1) NPLs, NPAs and Total Loans exclude covered loans and covered OREO (2) Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets

Hilltop Holdings – Net Interest Income & Margin

- NIM increased by 34 bps in Q4 2014 to 4.72% compared with 4.38% in Q3 2014 due to higher yields on gross loans, partially offset by higher costs of interest bearing deposits
  - Yield on earning assets of 5.09% driven by increase in gross loan balance
  - Increase in cost of interest-bearing deposits due to run-off of time deposit premium
- For Q4 2014, the tax equivalent NIM for Hilltop was 119 bps greater due to purchase accounting
  - Accretion of discount on loans of $21.6 million
  - Amortization of premium on acquired securities of $1.2 million
  - Amortization of premium on acquired time deposits of $0.1 million

Annual Yields and Rates (%)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014
Interest Earning Assets					
Loans, Gross	6.29	6.63	5.65	6.25	6.21
Investment Securities, Taxable	2.71	2.66	2.63	2.49	2.72
Investment Securities, Non-Taxable	4.06	3.82	3.74	3.73	3.84
Fed Funds Sold and Securities to Resell	0.29	0.28	0.29	0.31	0.29
Interest Earning Deposits	0.25	0.22	0.21	0.22	0.23
Other	5.67	5.62	5.13	4.27	5.16
Total Int. Earning Assets	**4.90**	**5.44**	**4.74**	**5.09**	**5.08**
Interest Bearing Liabilities					
Interest Bearing Deposits	0.31	0.27	0.38	0.45	0.35
Notes Payable and Borrowings	1.60	1.18	1.12	1.28	1.27
Total Int. Bearing Liabilities	**0.46**	**0.43**	**0.54**	**0.60**	**0.51**
Net Interest Margin (Stated)	**4.62**	**5.18**	**4.38**	**4.72**	**4.74**
Net Interest Margin (Pre-PAA)	**3.67**	**3.78**	**3.51**	**3.53**	**3.49**
Net Interest Spread	**4.44**	**5.01**	**4.20**	**4.49**	**4.57**

5
HILLTOP HOLDINGS

6 Hilltop Holdings – Noninterest Income Noninterest income was $213.8 million in Q4 2014, up 17.2% from Q4 2013 Net gains from the sale of loans, other mortgage production income and mortgage loan origination fees increased $14.5 million, or 14.8%, from Q4 2013 to $112.7 million in Q4 2014, representing 53% of noninterest income for the quarter Net insurance premiums earned was $41.6 million in Q4 2014, representing 19% of noninterest income for the quarter Financial advisory fees and commissions increased $11.4 million, or 50.0%, from Q4 2013 to $34.2 million in Q4 2014, representing 16% of noninterest income for the quarter Fair value changes of SWS investment during Q4 2014 resulted in a net gain of $6.0 million (included in Other Noninterest Income)

7 Hilltop Holdings – Noninterest Expense Noninterest expense was $246.8 million in Q4 2014, up 12.3% from Q4 2013 Compensation increased $21.0 million, or 18.7%, from Q4 2013 to $133.4 million in Q4 2014, representing 54% of noninterest expense for the quarter Occupancy and equipment expense decreased $1.5 million, or 5.7%, from Q4 2013 to $24.3 million in Q4 2014, representing 10% of noninterest expense for the quarter Loss and LAE and policy acquisition and other underwriting expense were $30.2 million in Q4 2014, representing 12% of noninterest expense for the quarter Other expenses increased $6.2 million, or 11.7%, from Q4 2013 to $58.9 million in Q4 2014 Amortization of identifiable intangibles from purchase accounting was $2.5 million in Q4 2014 Transaction expenses related to the SWS transaction were $1.4 million for FY 2014

Hilltop Holdings – Balance Sheet

- Balance sheet grew in Q4 2014, as decline in borrowings were more than offset by growth in deposits, and growth in non-covered loans outpaced workout of covered loans
- Gross non-covered loans HFI increased $151.6 million, or 4.0%, from Q3 2014 to $3.9 billion at Q4 2014
  - $405.8 million, or 11.5%, increase versus Q4 2013
- Gross covered loans decreased $108.6 million, or 14.5%, from Q3 2014 to $642.6 million at Q4 2014 due to successful ongoing efforts to resolve troubled loans acquired with FNB Transaction in Q3 2013
  - $363.7 million, or 36.1%, decrease versus Q4 2013
- Covered OREO increased by $10.1 million versus Q3 2014, as covered loans defaulted and transferred to OREO
  - $5.9 million, or 4.1%, decrease versus Q4 2013
- Gross loans HFI (covered and non-covered) to deposits ratio declined to 71.6% at Q4 2014, down from 72.5% at Q3 2014
- Total deposits increased $133.6 million, or 2.1%, from Q3 2014 to $6.37 billion at Q4 2014
  - Non-interest bearing deposits made up 66.1% the growth from Q3 2014 to Q4 2014
- Common equity increased $37.5 million, or 2.9%, from Q3 2014 to $1.35 billion at Q4 2014 due to earnings and AOCI

($000s)	Q4 2013	Q3 2014	Q4 2014
Assets			
Cash & Federal Funds	746,023	647,588	813,075
Securities	1,261,989	1,332,342	1,109,461
Loans Held for Sale	1,089,039	1,272,813	1,309,693
Non-Covered Loans HFI, Gross	3,514,646	3,768,843	3,920,476
Allowance for Non-Covered Loan Losses	(33,241)	(39,027)	(37,041)
Non-Covered Loans HFI, Net	3,481,405	3,729,816	3,883,435
Covered Loans, Net of Allowance	1,005,308	747,514	638,029
Covered OREO	142,833	126,798	136,945
FDIC Indemnification Asset	188,291	149,788	130,437
Goodwill & Other Intangibles	322,729	314,317	311,591
Other Assets	666,505	859,426	909,750
Total Assets	**8,904,122**	**9,180,402**	**9,242,416**
Liabilities and Stockholders Equity			
Non-Int. Bearing Deposits	1,773,749	1,988,066	2,076,385
Int. Bearing Deposits	4,949,169	4,248,216	4,293,507
Total Deposits	6,722,918	6,236,282	6,369,892
Short Term Borrowings	342,087	845,984	762,696
Notes Payable	56,327	55,684	56,684
Junior Subordinated Debentures	67,012	67,012	67,012
Other Liabilities	403,856	551,696	524,893
Total Liabilities	**7,592,200**	**7,756,658**	**7,781,177**
SBLF Preferred Stock	114,068	114,068	114,068
Common Equity	1,197,073	1,308,907	1,346,384
Total Hilltop Equity	**1,311,141**	**1,422,975**	**1,460,452**
Minority Interest	781	769	787
Total Liabilities & Equity	**8,904,122**	**9,180,402**	**9,242,416**

8

Hilltop Holdings

9 Company Operational Updates PlainsCapital Bank PlainsCapital Bank continues to prudently grow legacy platform, while managing expenses at former FNB franchise that are exceeded by gains from working out covered assets Robust and growing loan pipeline; $1.43 billion in unfunded commitments versus $1.36 billion at Q3 2014, net of mortgage warehouse line to PrimeLending Adding branches in desirable markets in Aledo, Victoria, Alice, Corpus Christi and Houston 78 operating branches as of 12/31/14; continuing to divest unprofitable branches acquired in the FNB transaction (17 branches in total marked for divestment since the transaction, 3 sold in 2nd half of 2014, 14 remaining) Solid core deposit base with low cost of funds of 25 basis points for 2014 Legacy PCB’s credit quality remains strong – non-covered NPAs to total consolidated assets decreased to 0.25% Relatively little energy exposure – represents 6.5% of loan portfolio PrimeLending PrimeLending had unprofitable quarter driven by seasonally lower volume and losses resulting from MSR fair value changes, partially offset by improved servicing income Gain on sale margins flat between Q4 2014 and Q3 2014 Ongoing efforts to improve platform’s efficiency, as volume increased 16% compared with Q4 2013, even with lower loan officer headcount (currently 1,229) PrimeLending experienced market share gains (FY 2014 market share increased to 0.96% from 0.68% during FY 2013) and continues to focus on purchase volume (made up 80% of FY 2014 volume vs. 69% in FY 2013) Opportunistically adding MSR to boost servicing income First Southwest First Southwest had a favorable quarter due to improvement in most business lines, but primarily driven by its TBA business and public finance businesses that have benefited from clients capitalizing on the low interest rate environment On 1/1/15, moved from a subsidiary of PlainsCapital Bank to a subsidiary of Hilltop Securities Holdings National Lloyds Corporation National Lloyds Corporation had a strong quarter with a 77% combined ratio as a result of improved loss experience and seasonally favorable weather Recorded best annual results since the company was founded

PlainsCapital Bank – Q4 2014 Highlights

- Pre-tax income increased to $41.1 million in Q4 2014 versus $24.6 million in Q3 2014 primarily due to OREO write-down in Q3 2014 and an increase in loan interest income related to accretion and higher yields in Q4 2014
- Provision for Loan Losses of $4.1 million largely relates to PCI loans and was $1.9 million greater than the fourth quarter of 2013 provision of $2.2 million
- PrimeLending funds originations through a $1.5 billion warehouse line from PlainsCapital Bank; $1.2 billion was drawn at December 31st, 2014
- Tier 1 Leverage Ratio increased to 10.31%, up from 9.95% in Q3 2014

Summary Results ($000)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014
Net Interest Income	79,572	90,828	78,285	85,692	334,377
Provision for Loan Losses	(3,228)	(5,516)	(4,049)	(4,123)	(16,916)
Noninterest Income	16,228	16,392	17,638	17,180	67,438
Noninterest Expense	(60,677)	(60,240)	(67,236)	(57,637)	(245,790)
Income Before Taxes	**31,895**	**41,464**	**24,638**	**41,112**	**139,109**
ROAA (%)	1.04%	1.36%	0.77%	1.42%	1.20%
NIM (%)	4.80%	5.52%	4.62%	5.08%	5.00%
Assets ($B)	$8.0	$8.2	$8.0	$8.0	$8.0
Tier 1 Leverage Ratio[1] (%)	9.53%	9.97%	9.95%	10.31%	10.31%

Loans HFI Mix 4Q14



C&D 10%
Consumer 1%
C&I 39%
Real Estate 49%

Total Loans[2]: $4.6 billion

Deposit Mix 4Q14



Time 26%
Non Int. Bearing Demand 33%
Savings 5%
Demand 2%
Money Market 15%
NOW 19%

Total Deposits[2]: $6.4 billion

Notes: (1) Based on the end of period Tier 1 capital divided by total average assets during the respective quarter or year, excluding goodwill and intangible assets
(2) Loans HFI and deposit mix represent consolidated balances at Hilltop and, therefore, eliminate intercompany loans and deposits

10

HILLTOP HOLDINGS

PlainsCapital Bank – Loan Portfolio by Classification

Covered PCI Loans


C&D
11%
C&I
5%
Real Estate
85%

Q4 2014 Total: $435.4 million

Covered Non-PCI Loans


C&D
6%
C&I
5%
Real Estate
89%

Q4 2014 Total: $207.3 million

Non-Covered PCI Loans


Consumer
4%
C&D
19%
C&I
27%
Real Estate
49%

Q4 2014 Total: $48.9 million

Non-Covered Non-PCI Loans


C&D
10%
Consumer
1%
C&I
45%
Real Estate
43%

Q4 2014 Total: $3,871.6 million

Note: PCI stands for Purchased Credit Impaired loans. Loan classification mix represents consolidated balances at Hilltop and, therefore, eliminate intercompany loans. Amounts above equal carrying value, after deductions for discount

11

HILLTOP HOLDINGS

PCI Loans at December 31, 2014 12 ($000) Covered PCI Non-Covered PCI Total PCI Outstanding Balance 685,393 67,740 753,133 (Discount) (250,005) (18,831) (268,836) Carrying Amount 435,388 48,909 484,297 Allowance for Loan Loss 4,534 5,319 9,853 Total PCI Loans, Net of Allowance 430,854 43,590 474,444 Carrying Amount (Net of Allowance) / Outstanding Balance 62.9% 64.3% 63.0% Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal Purchased Credit Impaired (“PCI”) loans are loans with evidence of credit quality deterioration, for which it is probable that not all contractually required payments will be collected PCI loans include covered and non-covered loans PCI loans had a total discount of $268.8 million $250.0 million of the discount was related to covered loans Increase in accretable yield due to increased expected cash flows in Q4 2014 of $22.9 million for covered PCI loans and $1.3 million for non-covered PCI loans Weighted average expected loss on PCI loans associated with each of the PlainsCapital Merger and FNB Transaction was 24%

Non-PCI Loans at December 31, 2014 13 ($000) Covered Non-PCI Non-Covered Non-PCI Total Non-PCI Outstanding Balance 222,105 3,896,773 4,118,878 (Discount) (14,853) (25,206) (40,059) Carrying Amount 207,252 3,871,567 4,078,819 Allowance for Loan Loss 77 31,722 31,799 Total Non-PCI Loans, Net of Allowance 207,175 3,839,845 4,047,020 Carrying Amount (Net of Allowance) / Outstanding Balance 93.3% 98.5% 98.3% Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal Non-PCI loans include newly originated loans, acquired loans without credit impairment at acquisition, and acquired loans that have renewed Non-PCI loans include covered loans and non-covered loans Portfolio on balance sheet at 98.3% unpaid principal balance with a total discount of $40.1 million $25.2 million discount was related to non-covered loans, while covered loans had a $14.9 million discount

PrimeLending – Q4 2014 Highlights

- Pre-tax loss narrowed to $4.9 million in Q4 2014 versus $7.6 million in Q4 2013 due to lower net interest expense and higher origination volumes
- Origination volume of $2.7 billion in Q4 2014
  - Purchase volume decreased to 74.5% in Q4 2014 from 78.8% in Q4 2013
  - Refinance volume increased $193.9 million, or 39.0%, from Q4 2013 to $690.9 million in Q4 2014 due to a drop in interest rates
- Noninterest income increased $15.0 million, or 15.2%, from Q4 2013 to $113.2 million in Q4 2014 due to higher origination volume and servicing income
- Noninterest expense increased $14.6 million, or 14.5%, from Q4 2013 to $115.3 million in Q4 2014 due to higher variable compensation associated with higher origination volume
- MSR asset value of $36.2 million at Q4 2014
  - Fair value of net MSR declined $5.0 million during the quarter

Summary Results ($000)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014
Net Interest Income	(4,139)	(2,389)	(3,197)	(2,866)	(12,591)
Provision for Loan Losses	–	–	–	–	–
Noninterest Income	91,763	122,820	128,989	113,204	456,776
Noninterest Expense	(90,632)	(111,224)	(114,690)	(115,274)	(431,820)
Income Before Taxes	**(3,008)**	**9,207**	**11,102**	**(4,936)**	**12,365**
Volume - % Purchase	78.7%	84.4%	81.8%	74.5%	80.0%



Mortgage Origination Volume ($M)
$12,000
$9,000
$6,000
$3,000
$0
$1,866
397
1,469
$2,839
443
2,396
$2,946
537
2,409
$2,713
691
2,022
$10,364
2,068
8,296
Q1 2014
Q2 2014
Q3 2014
Q4 2014
FY 2014
Home Purchases
Refinancings

14

HILLTOP HOLDINGS

15 First Southwest – Q4 2014 Highlights Summary Results ($000) Q1 2014 Q2 2014 Q3 2014 Q4 2014 FY 2014 Net Interest Income 2,629 3,178 3,269 3,068 12,144 Provision for Loan Losses (14) (17) 16 (2) (17) Noninterest Income 24,597 25,838 29,726 39,290 119,451 Noninterest Expense (27,365) (28,359) (31,782) (37,209) (124,715) Income Before Taxes (153) 640 1,229 5,147 6,863 Pre-tax income grew to $5.1 million in Q4 2014 versus $1.2 million in Q3 2014 primarily due to increase in fees resulting from advising public finance clients on debt offerings The U.S. Agency to-be-announced, or TBA, business, which provides interest rate protection for housing authorities, had fair value changes on derivatives that provided a net gain of $4.8 million for Q4 2014 Noninterest expense increased $5.4 million, or 17.1%, from Q3 2014 to $37.2 million in Q4 2014 primarily due to increases in compensation that varies with revenue Established a $1.9 million deferred tax asset valuation allowance during Q4 2014 related to capital losses on certain investments Customer correspondent margin loans balance increased to $378.3 million at Q4 2014 from $281.6 million at Q4 2013

16 National Lloyds Corporation – Q4 2014 Highlights Summary Results ($000) Q1 2014 Q2 2014 Q3 2014 Q4 2014 FY 2014 Net Interest Income 980 838 808 1,046 3,672 Provision for Loan Losses – – – – – Noninterest Income 42,773 43,123 44,014 43,667 173,577 Noninterest Expense (32,341) (49,420) (36,636) (33,144) (151,541) Income Before Taxes 11,412 (5,459) 8,186 11,569 25,708 Strong pre-tax income of $11.6 million in Q4 2014 primarily driven by seasonally lower losses, though declined from $17.5 million in Q4 2013 as prior year included a gain resulting from the redemption of Hilltop’s Senior Exchangeable Notes As a result of exposure management initiatives, policies in force decreased by 5.0% in 2014, however higher rates more than offset this decline, as noninterest income grew 4.5% from $166.2 million in FY 2013 to $173.6 million in FY 2014 Combined Ratio Q4 2014 Direct Premiums Written Total: $38.1 million

17 SWS Acquisition Update Acquisition closed on January 1st, 2015 Formed Hilltop Securities Holdings, a new holding company First Southwest and Southwest Securities will run as parallel entities under Hilltop Securities Holdings until final conversion Once combined, broker-dealer will led by Hill Feinberg (Chairman/CEO), Jim Ross (Vice Chairman), Bob Peterson (President/COO), John Muschalek (Chief Admin. Officer), Mike Edge (CFO) and Allen Tubb (General Counsel) Various committees established to assist in integration efforts (real estate, regulatory, IT, employee, finance) Expect full broker-dealer integration to be realized in 18-24 months after systems integration and regulatory approvals Immediately following the SWS transaction, SWS Group’s banking subsidiary merged into PlainsCapital Bank and brought four new branches, strong core funding (from sweep deposits) and key personnel to PlainsCapital Bank’s franchise PlainsCapital Bank to close seven of SWS bank locations (including loan production offices) Closed branches include Albuquerque, Ruidoso, Fort Worth, and El Paso Have already reduced SWS bank balance sheet size significantly through securities sales Bank conversion expected to be completed in Q2 2015

18 Summary Organizational Structure Change Hilltop Holdings PlainsCapital Bank Hilltop Holdings PlainsCapital Bank 21% As of January 1, 2015 As of December 31, 2014

Pro Forma Summary Balance Sheet 19 Pro forma for SWS transaction balance sheet is as of Dec. 31, 2014 and includes mark to market and transaction adjustments Merger consideration of $349.0 million, includes issuance of 10.0 million shares of Hilltop stock, $78.2 million of cash and $70.3 million existing HTH investment in SWS Mark on loans of approximately $42 million Expected loan accretion of approximately $8.4 million in Year 1 Bargain purchase gain currently estimated at approximately $80 million In 2015, we expect to take several charges related to FSW/SWS integration Source: Hilltop Holdings 8-K filed 2/26/15 Note: Because of (i) the short time period since the acquisition date and (ii) the work of third party specialists engaged to assist in valuing certain assets and liabilities, along with management’s review and approval, not being complete, Hilltop used significant estimates and assumptions to value certain identifiable assets acquired and liabilities assumed in the SWS transaction Pro Forma Pro Forma Hilltop SWS Adjustments Combined Assets: Cash and fed funds 813,075 $ 163,279 $ (83,086) $ 893,268 $ Assets segregated for regulatory purposes - 181,610 - 181,610 Total securities 1,109,461 707,233 243 1,816,937 Loans held for sale 1,309,693 - - 1,309,693 Loans, net 4,521,464 889,635 (34,857) 5,376,242 Broker-dealer and clearing organization receivables 167,884 1,261,022 - 1,428,906 Premises and equipment, net 206,991 14,170 (3,000) 218,161 Other assets 802,257 54,388 (30,078) 826,567 Goodwill and other intangible assets, net 311,591 7,552 6,448 325,591 Total assets 9,242,416 $ 3,278,889 $ (144,330) $ 12,376,975 $ Liabilities: Deposits 6,369,892 $ 1,287,394 $ - $ 7,657,286 $ Broker-dealer and clearing organization payables 179,042 1,113,075 - 1,292,117 Short-term borrowings 387,696 164,240 - 551,936 Advances from Federal Home Loan Bank 375,000 73,418 3,225 451,643 Notes payable 56,684 11,297 (11,297) 56,684 Junior subordinated debentures 67,012 - - 67,012 Other liabilities 345,851 218,844 (2,433) 562,262 Total liabilities 7,781,177 2,868,268 (10,505) 10,638,940 Stockholders' Equity: Preferred equity 114,068 - - 114,068 Common equity 1,346,384 410,621 (133,825) 1,623,180 Total stockholders' equity 1,460,452 410,621 (133,825) 1,737,248 Noncontrolling interest 787 - - 787 Total liabilities and stockholders' equity 9,242,416 $ 3,278,889 $ (144,330) $ 12,376,975 $ Tangible Book Value Per Share 11.47 $ 12.95 $ % Accretion - 12.8% Historical

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